SOW #2 BitBand Integration

mPhase

Version 2.0

PS2007-mPhase-002

STATEMENT OF WORK

Thursday, February 22, 2007

This Statement of Work has been reviewed and approved by both mPhase Corporation and Espial Group Inc. Signatures on this Statement of Work indicate agreement with the scope of the project and deliverables. No agreement to purchase or provide Professional Services outlined in this Statement of Work is implied. Software License Agreement and/or Purchase Order are required to consider this a firm and final order. Please initial each page in this document.

Version History

Espial Group Inc.
Professional Services Division
200 Elgin St. Suite 901, OTTAWA, ON, K2P 1L5, Canada

Version #	Date	Description of Major Changes
1.0	Jan. 23, 2007	Jane Biggs – Document creation.
2.0	Feb 21, 2007	Keely Davison – Added Amino

Authorized By

mPhase Technologies, Inc. ("mPhase")	Espial Group Inc. ("Espial")
[signature]	
Signature	Signature
Gustave T Dotoli	
Print Name	Print Name
COO	
Title	Title
Feb 22, 2007	
Date	Date

Version #	Date	Description of Major Changes
1.0	Jan. 23, 2007	Jane Biggs – Document creation.
2.0	Feb 21, 2007	Keely Davison – Added Amino

Authorized By

mPhase Technologies, Inc. ("mPhase")	Espial Group Inc. ("Espial")
Signature	[signature] Signature
Print Name	Ella Mar Print Name
Title	Sr VP Operations Title
Date	Feb 22, 2007 Date

Table of Contents

1 Overview

This Statement of Work, SOW #2 BitBand Integration, defines the project details, deliverables, schedules and acceptance criteria for the services and work being undertaken by Professional Services Division, Espial Group Inc. for mPhase.

Acceptance of this Statement of Work does not by itself constitute an agreement to purchase or provide the services described in this document. A Purchase Order and/or Software License Agreement referencing this Statement of Work are required for this document to be valid. This Statement of Work shall be included under that certain Software License (the "Software License Agreement"), dated November 28, 2004, between mPhase and Espial, as amended on June 17th, 2005, on October 20th, 2005, on March 16th, 2006, on June 27th, 2006 and on July 27th, 2006. This Statement of Work is a full and complete description of work that will be done by Espial Group Inc (other than any work to be done by Espial pursuant to the Software License Agreement and any other Statements of Work previously entered into between mPhase and Espial). Any requirements expressed or implied, via email, telephone or other material exchanged during the preparation of, and related to, this Statement of Work is in no way considered a requirement, and neither Espial Group Inc. nor mPhase will be bound to these previous communications.

This is a fixed-price contract with a total price for this Statement of Work **USD $28,000 for the BitBand Integration.**

This Statement of Work is valid until **February 23, 2007** unless authorized by both parties within this time-frame, Espial Group Inc., reserves the right to reissue this Statement of Work with revisions as deemed necessary.

2 Project Execution and Tracking

1.1 Handshakes

The key handshakes for this project are outlined below.

	mPhase	Espial
Commercial Lead	Phil Thompson EMAIL: pthompson@mphasetech.com Phone: 973-638-2452 Fax: 973-256-9387	Sean Spanton EMAIL: sspanton@espial.com Phone: 613 230 4770 Fax: 613 230 8498
Project Manager	Charles Silsby EMAIL: csilsby@mphasetech.com Phone: 973-256-3737 x111 Fax: 973-256-9387	Jane Biggs EMAIL: jbiggs@espial.com Phone: 613 230 4770 Fax: 613 230- 8498
Technical Lead	Mike Robins EMAIL: mlrobins@mphasetech.com Phone: 973-256-3737 x121 Fax: 973-256-9387	David Klein EMAIL: dklein@espial.com Phone: 613 230 4770 Fax: 613 230-8498

The Commercial Leads are responsible for all commercial matters.

The Project Managers are responsible for ongoing project management as well as formal acceptance of all deliverables.

The Technical Leads are responsible for all technical aspects of the project.

Contractor licensees will be under the management of the corresponding parties.

3 Project Description

3.1 Project Objectives and Goals

The objective of this project is to deliver the integration of the Evo Client to the BitBand server on the tilgin mood 300 and the Aminon 110 for demo purposes.

Notwithstanding anything contained in the Agreement to the contrary, Espial and mPhase agree that:

(a) All deliverables (including, but not limited to, any source code) developed by Espial in connection with this Statement of Work, which, for greater certainty, only includes the deliverables resulting from the services specified in Section 4.1 below, and any intellectual property related thereto (including, any and all inventions, ideas, improvements, documentation, technical specifications and technical data, know-how or other developments whatsoever (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) made, authored, devised, developed, discovered, reduced to practice, conceived or otherwise obtained by Espial ("Developments"), solely or jointly with others, pursuant to this Statement of Work;

(b) All such Developments listed above and the benefits thereof shall be disclosed by Espial to mPhase, shall immediately become the sole and absolute property of Espial from conception and, upon payment of all amounts due by mPhase under this Statement of Work, shall then become the joint property of mPhase and Espial.

3.2 BitBand Integration

mPhase requires an integration of the BitBand server to the tilgin mood 300 for TVOD demonstration purposes.

mPhase requires an integration of the BitBand server to the Amino 110 for TVOD demonstration purposes.

4 Espial Services

4.1 Espial Services

The following Espial services will be used for this project to develop:

1. an updated BSP for the tilgin mood 300 TVOD integration with the Bitband Server.
2. an updated BSP for the Amino 100 TVOD integration with the Bitband Server.

5 Project Management and Milestones

mPhase will be provided with milestones, and Espial will report progress against these milestones.

Written status reports will be provided in email form on a weekly basis to ensure that mPhase is kept up to date on status. Conference calls will be held on a weekly basis after the written status reports are provided. The purpose of these calls is to provide a discussion forum for project status and provide greater opportunity for clarification of any risks and actions that are required. These calls are scheduled for the same time and location agreed to by both Espial and mPhase.

During the course of development it is expected that there will be a need for additional discussions and clarifications. It is also expected that the appropriate contacts will be able to resolve most issues with their

peer contact, but should the need arise the escalation path should be from Technical Lead to Project Manager to Commercial Lead as identified in Key Contacts in Section 1 of this document.

As each major milestone is reached, Espial and mPhase will use the form found in Appendix C for signatures to indicate successful delivery of the milestone.

mPhase may report bugs to Espial at any time during this project, but all bugs must be specifically against the deliverables of this project and must be reported during the timeframe of this project. Any bugs should be reported through the Espial Insite system for which mPhase will be provided an account by the Espial Customer Service team at no additional cost.

Delays in the delivery of mPhase milestones will result in a corresponding delay in the delivery date of subsequent Espial milestones. This will result in a change in this SOW, and will be processed by execution of a Change Request in the form of Appendix B.

Upon completion of this SOW, all support will be handled through normal Espial Customer Support channels.

The following table details the milestones for the projects. Espial agrees to use reasonable commercial efforts to reach each milestone in advance of the deadlines set in the table.

#	Milestone Description	Espial Milestone	mPhase Milestone	Billable
1.	Statement of Work acceptance & Signature	T	T	USD $28,000 (payable pursuant to the Payment Agreement between the parties dated February 22nd, 2007)
2.	tilgin mood 300 BSP updated and delivered to mPhase	T+4 weeks		
3.	Amino 110 BSP update and delivery to mPhase	T+7 weeks		
4.	Project signoff	T+9 weeks	T+8 weeks	

Table 1 - Milestone Table – BitBand Integration

5.1 Statement of Work

Espial will receive payment for work according to the above payment milestones.

Any delay in the signing of this SOW will result in a change in all of the project milestone dates.

5.2 tilgin mood 300 BitBand Integration Delivered

Espial will deliver an updated BSP for the tilgin mood 300 TVOD integration with the Bitband Server.

Espial will use the most current Espial mood 300 reference BSP for this project.

5.3 Aminto 110 BitBand Integration Delivered

Espial will deliver an updated BSP for the Amino 100 TVOD integration with the Bitband Server.

Espial will use the most current Espial Amino 110 reference BSP for this project.

5.4 Project Signoff

Upon completion of final delivery of this milestone, the form found in Appendix C will be used for approval for project completion. If no critical or high issues are identified within 2 weeks of the date of the final milestone as set forth in the project milestone table, final approval will be deemed given.

6 Assumptions & Risks

Delay in the signing of the SOW will result in a change in the project milestone delivery dates.

Delay in the delivery of any mPhase deliverables as is outlined in this SOW will result in a delay in all subsequent project milestones dates.

Espial assumes that Tilgin mood 300 has an integration of the mood player to the Bitband SDK.

Espial assumes that Amino 110 has an integration with the Bitband SDK.

Espial will use the current Amino 100 and Mood 300 reference BSPs for this project. It will be mPhase's responsibility to integrate these changes into their environment.

7 Processes

7.1 Change Management

From time to time changes in deliverables and/or schedules may be required. All requests for changes are subject to the procedures described herein.

7.1.1 Changes initiated by mPhase

mPhase may request changes to deliverables or schedules through the following procedure.

- The mPhase Project Manager will notify the Espial Project Manager of the requested change using the change request form found in Appendix B.
- Espial shall provide mPhase with an impact analysis and options within 5 business days following receipt of a change request. If Espial cannot complete the impact analysis using its reasonable commercial efforts within 5 business days, mPhase will be notified and a mutually agreed upon date will be determined.
- Espial will not engage in any work effort related to the change request until notified by mPhase through both the receipt of a signed Change Request form and a purchase order. A delay of more than 5 business days may require adjustments to both the schedule and cost of the change request.
- The signed Change Request form is considered to be an amendment to this Statement of Work. If the changes are significant, an updated version of the Statement of Work, or other appropriate documents, may be issued.

7.1.2 Changes Initiated by Espial

In the event that Espial requires a change be made to the Statement of Work, Espial shall notify mPhase in writing of the requested change through the following procedure.

- The Espial Project Manager will notify mPhase Project Manager of the requested change using the change request form found in Appendix B. The form shall include the details of the change, the reason for the change, and the impact on the schedule.
- Within 5 business days of the request, mPhase will notify Espial in writing as to the acceptance of the Change Request. If mPhase does not respond within 5 business days

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and such Change Request does not include an increase in anticipated cost of the project, Espial will consider the Change Request accepted and will implement the changes as described in the Change Request document.

- The signed Change Request form is considered to be an amendment to this Statement of Work. If the changes are significant, an updated version of the Statement of Work, or other appropriate documents, may be issued.

7.1.3 Conflict Resolution and Escalation Chain

It is also expected that the appropriate contacts will be able to resolve most issues with their peers through email, conference calls etc. Both parties should make every reasonable effort to resolve issues and move the project smoothly forward. If an issue cannot be resolved at a certain peer level and threatens future deliverables, the issue should be escalated from Technical Lead to Project Manager to Commercial Manager.

7.1.4 Requests for Information

From time to time it may be necessary to seek clarifications, more information etc., on various aspects of the project to facilitate the smooth implementation of the project. Both parties will make every effort to respond to the other with requested information within reasonable period of time. In the event that information is not fully received and could jeopardize further milestone deliverables, the key contacts will try to resolve the issue through emails or conference calls failing which the issue will be escalated through the escalation chain detailed in Section 7.1.3.

7.2 Delivery

7.2.1 Packaging and Delivery

Final project milestone deliverables will be packaged and will be delivered by ftp to mPhase for acceptance. Upon request by mPhase CD-ROM media package will be delivered.

7.2.2 Source Code Maintenance

mPhase will be responsible to maintain all source code delivered to them as part of this project.

7.3 Travel

No travel is expected as a result of this SOW. Technical discussions are preferred to take place through email, teleconference or video conference. In case face to face meetings are necessary, the date, time and venue of the meeting will be jointly decided by mPhase and Espial. mPhase will pay for all time, travel and living expenses incurred as a result of this travel. mPhase will not be liable for any costs incurred by Espial that were not approved in advance by mPhase.

7.4 Training

Training is not expected in this project.

Appendix A: Platform Evaluation

The platform evaluation is not complete at the time of the signing of this Statement of Work.

Appendix B: Change Request

Requestor		**Date**	
Organization		**Reference #:**	

Request Description

Solution Description

Impact on Cost, Quality, Content and Schedule

Approvals	**mPhase**	**Espial**
Signature		
Name		
Title		
Date		

Appendix C: Milestone Acceptance Form

Milestone Number & Name	
Date Delivered	

Description of Milestone Deliverables

Customer Comments

Approvals	**mPhase**	**Espial**
Signature		
Name		
Title		
Date		